Exhibit 99.5(e)

Scorpio Tankers Inc.

9, Boulevard Charles III

Monaco 98000

4th August 2017

Ref: cvl/18475-16

Dear Sirs,

Reference is made to the Registration Statement on Form F-4 (File No. 333-218478), including the proxy statement/prospectus contained therein, of Scorpio Tankers Inc (as the same may be amended or supplemented, the “Registration Statement”). We hereby consent to (i) the inclusion in the Registration Statement of our appraisal report, dated January 9, 2017, valuing all of the vessels of Navig8 Product Tankers Inc as at December 31, 2016 (the “NPTI Reports”) and use in the Registration Statement of any of the information contained in the NPTI Reports, (ii) the inclusion in the Registration Statement of our appraisal report, dated January 16, 2017, valuing seven of the vessels of Scorpio Tankers Inc. as at December 31, 2016 (the “Scorpio Reports” and together with the NPTI Reports, the “Reports”) and use in the Registration Statement of any of the information contained in the Scorpio Reports and (iii) all references in the Registration Statement to us, including all references to us as having provided the Reports and other information. We further consent to the filing of this letter as an exhibit to the Registration Statement. In giving such consent, we do not admit that we are “experts” within the meaning of the U.S. Securities Act of 1933, as amended, or the rules and regulations of the U.S. Securities and Exchange Commission thereunder with respect to any part of the Registration Statement.

We further advise that our role has been limited to the provision of the Reports. With respect to the Reports, we advise you that:

•	Valuations may be based on brokers’ estimates or subjective brokers’ opinions (especially where no comparable ship has been sold recently) supplied to Clarkson Valuations Limited;

•	Valuations are prepared with reference to a specific point in time and do not provide a guide to values on any other date; and

•	Valuations from other appraisers may vary from ourselves.

/s/ Michael D. Garuck	/s/ Andrew Johnson
For and on behalf of	For and on behalf of
Clarkson Valuations Limited	Clarkson Valuations Limited
Name: Michael D. Garuck	Name: Andrew Johnson
Title: Director	Title: Authorised Signatory